UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that Adam H. Schechter, has been appointed to its Board of Directors, effective April 1, 2013. Mr. Schechter will also serve on the Compensation Committee of the Board of Directors. Mr. Schechter will be entitled to receive compensation for his service on the Board of Directors consistent with LabCorp's director compensation program, as described under the heading Director Compensation in LabCorp's proxy statement for its 2012 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on March 20, 2012, which description is incorporated by reference. Mr. Schechter, 48, is Executive Vice President and President, Global Human Health of Merck & Co., Inc. located in Whitehouse Station, New Jersey and serves on the board of directors for the European Federation of Pharmaceutical Industries and Associations. He is a Board Member for Water.org and an Executive Board Member for the National Alliance for Hispanic Health. Mr. Schechter is also a member of Global 50, and has been a member of the National Pharmaceutical Committee, the Healthcare Leadership Council, the Philadelphia CEO Chamber of Commerce Leadership Group, and on the boards of Merial and the Merck/Schering-Plough Pharmaceuticals joint ventures.

Item 7.01	Regulation FD Disclosure

On March 11, 2013, Labcorp issued the press release attached to this Form 8-K as Exhibit 99.1 announcing the appointment of Mr. Schechter.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by the Company March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

March 11, 2013

EXHIBIT INDEX

99.1	Press Release issued by the Company March 11, 2013